FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
August 3, 2016	Kristina Waugh 318.340.5627
kristina.r.waugh@centurylink.com

CENTURYLINK REPORTS SECOND QUARTER 2016 RESULTS

•	Achieved operating revenues of approximately $4.4 billion, including core revenues[1] of approximately $4.0 billion

•	Generated operating income of $650 million; operating cash flow[2] of $1.65 billion, excluding special items

•	Generated free cash flow[2,3] of $617 million, excluding special items

•	Achieved net income of $196 million and diluted EPS of $0.36; adjusted net income[2] of $342 million and adjusted diluted EPS[2] of $0.63, excluding special items

•	Increased 40 Mbps and higher addressable units by 700,000 year-over-year, of which 500,000 were GPON-enabled; ended second quarter 2016 with 1.2 million GPON-enabled addressable units
MONROE, La. — CenturyLink, Inc. (NYSE: CTL) today reported results for second quarter 2016.
“CenturyLink delivered solid second quarter financial results with total operating revenues and core revenues in line with our guidance, and operating cash flow and adjusted diluted earnings per share that exceeded our previous guidance,” said Glen F. Post III, chief executive officer and president. “Our new sales and marketing leadership team continues to refine our sales channels and associated go-to-market strategies for the Business market, and continues to pivot toward higher-value bundled solutions for the Consumer market. While second quarter Consumer subscriber metrics were softer than anticipated, we expect to see an improvement in unit trends in the second half of the year.

“We also are continuing to invest with a ‘network first’ focus on delivering higher broadband speeds and in the transformation and virtualization of our network infrastructure through the deployment of NFV4 and SDN5 technologies. We ended the quarter with more than 8.4 million addressable households and businesses with 40 Mbps or higher speeds, including 1.2 million GPON-enabled addressable units. We expect to reach 11 million 40 Mbps or higher, including 2 million GPON-enabled addressable households and businesses by year-end 2017,” concluded Post.

Consolidated Financial Results
Operating revenues for second quarter 2016 were $4.40 billion compared to $4.42 billion in second quarter 2015. Declines in legacy1,6 and data integration revenues were partially offset by higher strategic revenues1,6, and increased high-cost support revenues related to Connect America Fund Phase 2 (CAF Phase 2) in second quarter 2016.
Operating expenses decreased to $3.75 billion from $3.87 billion in second quarter 2015. Excluding special items, operating expenses decreased to $3.73 billion from $3.84 billion in second quarter 2015. The year-over-year decrease in operating expenses was primarily driven by lower depreciation and amortization expenses and employee-related costs.
Operating income increased to $650 million from $549 million in second quarter 2015 due to lower operating expenses this quarter compared to the same year-ago period.
Operating cash flow (as defined in our attached supplemental schedules), excluding special items, increased to $1.65 billion from $1.62 billion in second quarter 2015. For second quarter 2016, CenturyLink achieved an operating cash flow margin, excluding special items, of 37.5% versus 36.8% in second quarter 2015.
Net income and diluted earnings per share (EPS) were $196 million and $0.36, respectively, for second quarter 2016, compared to $143 million and $0.26, respectively, for second quarter 2015. The increase in diluted EPS was due to higher net income and the impact of the lower number of shares outstanding due to share repurchases in 2015.
Adjusted net income and adjusted diluted EPS (as reflected in our attached supplemental schedule) exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of certain intangible assets related to major acquisitions since mid-2009, and the non-cash after-tax impact to interest expense relating to the assignment of fair value to the outstanding debt assumed in connection with those acquisitions. Excluding these items, CenturyLink’s adjusted net income for second quarter 2016 was $342 million compared to adjusted net income of $308 million in second quarter 2015. Second quarter 2016 adjusted diluted EPS was $0.63 compared to $0.55 in the year-ago period due to higher adjusted net income and the impact of the lower number of shares outstanding due to share repurchases in 2015.
The accompanying financial schedules provide additional details regarding the company’s special items and reconciliations of non-GAAP financial measures for the three months and six months ended June 30, 2016 and 2015.
Segment Financial Results7
Business segment revenues were $2.60 billion, a decrease of 2.3% from second quarter 2015, primarily due to a decline in legacy revenues, which was partially offset by 8% growth in high-bandwidth data revenues. Strategic revenues were $1.23 billion in the quarter, an increase of 5.0% from second quarter 2015, primarily due to the increased high-bandwidth data revenues being partially offset by lower hosting revenues.
Consumer segment revenues were $1.49 billion, a decrease of 0.6% from second quarter 2015, primarily due to a decline in legacy voice revenues, which was partially offset by growth in broadband and Prism® TV revenues. Strategic revenues were $800 million in the quarter, a 5.5% increase over second quarter 2015.
Guidance — Third Quarter 2016
CenturyLink expects an increase in data integration revenues and continued growth in strategic revenues to be offset by an anticipated decline in legacy revenues, resulting in lower third quarter 2016 operating revenues compared to second quarter 2016. The company expects third quarter 2016 operating cash flow to decline compared to second quarter 2016 primarily due to the anticipated decline in revenues and increased operating expenses related to the seasonality of outside plant maintenance and utility costs.

Third Quarter 2016 (excluding special items)

Operating Revenues	$4.35 to $4.40 billion
Core Revenues	$3.90 to $3.95 billion
Operating Cash Flow	$1.56 to $1.61 billion
Adjusted Diluted EPS	$0.52 to $0.57

All 2016 guidance figures and 2016 outlook statements included in this release (i) speak as of August 3, 2016 only, (ii) exclude the impact of any share repurchases made after June 30, 2016 and (iii) exclude the effects of special items, future impairment charges, future changes in regulation, future changes in tax laws, accounting rules or our accounting policies, unforeseen litigation or contingencies, integration expenses associated with major acquisitions, any changes in our expected pension fundings, any changes in operating or capital plans or other unforeseen events or circumstances that impact our financial performance, and any future mergers, acquisitions, divestitures, joint ventures or other similar business transactions. See “Forward Looking Statements” below. For additional information on how we define certain of the terms used above, see the attached schedules.
Investor Call
As previously announced, CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, August 3, 2016. Interested parties can access the call by dialing 866-814-1933. The call will be accessible for replay through August 11, 2016, by dialing 888-266-2081 and entering the access code 1673713. Investors can also listen to CenturyLink’s earnings conference call and webcast replay by accessing the Investor Relations portion of the company’s website at http://www.centurylink.com through August 25, 2016. Financial, statistical and other information related to the call will also be posted to our website.
Reconciliation to GAAP
This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, core revenues, adjusted net income, adjusted diluted EPS and adjustments to GAAP measures to exclude the effect of special items. In addition to providing key metrics for management to evaluate the company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described above, along with further descriptions of non-GAAP financial measures, will be available in the Investor Relations portion of the company’s website at www.centurylink.com. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. CenturyLink may determine or calculate our non-GAAP measures differently from other companies.
About CenturyLink
CenturyLink (NYSE: CTL) is a global communications, hosting, cloud and IT services company enabling millions of customers to transform their businesses and their lives through innovative technology solutions. CenturyLink offers network and data systems management, Big Data analytics and IT consulting, and operates more than 55 data centers in North America, Europe and Asia. The company provides broadband, voice, video, data and managed services over a robust 250,000-route-mile U.S. fiber network and a 300,000-route-mile international transport network. Visit www.centurylink.com for more information.
Forward Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder.

These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected, or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including lower demand for our legacy offerings; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, access charges, universal service, broadband deployment, data protection and net neutrality; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix; possible changes in the demand for, or pricing of, our products and services, including our ability to effectively respond to increased demand for high-speed broadband service; our ability to successfully maintain the quality and profitability of our existing product and service offerings and to introduce new offerings on a timely and cost-effective basis; the adverse impact on our business and network from possible equipment failures, service outages, security breaches or similar events impacting our network; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, debt repayments, dividends, periodic share repurchases, periodic pension contributions and other benefits payments; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, or otherwise; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions; our ability to effectively manage our expansion opportunities; our ability to collect our receivables from financially troubled customers; any adverse developments in legal or regulatory proceedings involving us; changes in tax, communications, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels; the effects of changes in accounting policies or practices, including potential future impairment charges; the effects of terrorism, adverse weather or other natural or man-made disasters; the effects of more general factors such as changes in interest rates, in operating costs, in general market, labor, economic or geo-political conditions (including uncertainty about the long-term prospects of the European Union, China and certain other economies), or in public policy; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (the “SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any of our forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

(1)
Core revenues defined as strategic revenues plus legacy revenues (excludes data integration and other revenues) as described further in the attached schedules. Strategic revenues primarily include broadband, Multiprotocol Label Switching (MPLS), Ethernet, Optical Wavelength, colocation, hosting, cloud, video, VoIP and IT services. Legacy revenues primarily include voice, private line (including special access), switched access and Integrated Services Digital Network ("ISDN") and other ancillary services.

(2)	See attachments for non-GAAP reconciliations.
(3)	Beginning first quarter 2016, CenturyLink revised its Free Cash Flow calculation. See attachments for non-GAAP reconciliations.
(4)	Network functions virtualization.
(5)	Software-defined network.
(6)
Beginning second quarter 2016, private line (including special access) revenues were reclassified from strategic services to legacy services. All historical periods have been restated to reflect this change.

(7)	All references to segment data herein reflect certain adjustments described in the attached schedules.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED JUNE 30, 2016 AND 2015
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended June 30, 2016				Three months ended June 30, 2015
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items
OPERATING REVENUES *
Strategic	$2,030	—		2,030	1,929	—		1,929	5.2%	5.2%
Legacy	1,938	—		1,938	2,089	—		2,089	(7.2)%	(7.2)%
Data integration	123	—		123	143	—		143	(14.0)%	(14.0)%
Other	307	—		307	258	—		258	19.0%	19.0%
Total operating revenues	4,398	—		4,398	4,419	—		4,419	(0.5)%	(0.5)%

OPERATING EXPENSES
Cost of services and products	1,949	2	(1)	1,947	1,959	3	(3)	1,956	(0.5)%	(0.5)%
Selling, general and administrative	812	12	(1)	800	863	24	(3)	839	(5.9)%	(4.6)%
Depreciation and amortization	987	—		987	1,048	—		1,048	(5.8)%	(5.8)%
Total operating expenses	3,748	14		3,734	3,870	27		3,843	(3.2)%	(2.8)%

OPERATING INCOME	650	(14)		664	549	(27)		576	18.4%	15.3%

OTHER INCOME (EXPENSE)
Interest expense	(340)	—		(340)	(327)	—		(327)	4.0%	4.0%
Other income, net	7	—		7	12	—		12	(41.7)%	(41.7)%
Income tax expense	(121)	5	(2)	(126)	(91)	10	(4)	(101)	33.0%	24.8%
NET INCOME	$196	(9)		205	143	(17)		160	37.1%	28.1%
BASIC EARNINGS PER SHARE	$0.36	(0.02)		0.38	0.26	(0.03)		0.29	38.5%	31.0%
DILUTED EARNINGS PER SHARE	$0.36	(0.02)		0.38	0.26	(0.03)		0.29	38.5%	31.0%

AVERAGE SHARES OUTSTANDING
Basic	539,627			539,627	558,640			558,640	(3.4)%	(3.4)%
Diluted	540,375			540,375	559,220			559,220	(3.4)%	(3.4)%

DIVIDENDS PER COMMON SHARE	$0.54			0.54	0.54			0.54	—%	—%

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($7 million), integration costs associated with our acquisition of Qwest ($3 million) and costs associated with a large billing system integration project ($4 million).

(2) -	Income tax benefit of Item (1).
(3) -	Includes severance costs associated with reduction in force initiatives ($19 million) and integration costs associated with our acquisition of Qwest ($8 million).
(4) -	Income tax benefit of Item (3).
*
During the second quarter of 2016, we determined that because of declines due to customer migration to other strategic products and services certain of our business low-bandwidth data services, specifically our private line (including special access) services in our business segment, are now more closely aligned with our legacy services than with our strategic services. As a result, we now reflect these operating revenues as legacy services, and we have reclassified certain prior period amounts to conform to this change. The revision resulted in a reduction of revenue from strategic services and a corresponding increase in revenue from legacy services of $401 million for the three months ended June 30, 2015.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Six months ended June 30, 2016				Six months ended June 30, 2015
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items
OPERATING REVENUES *
Strategic	$4,019	—		4,019	3,832	—		3,832	4.9%	4.9%
Legacy	3,926	—		3,926	4,240	—		4,240	(7.4)%	(7.4)%
Data integration	239	—		239	283	—		283	(15.5)%	(15.5)%
Other	615	—		615	515	—		515	19.4%	19.4%
Total operating revenues	8,799	—		8,799	8,870	—		8,870	(0.8)%	(0.8)%

OPERATING EXPENSES
Cost of services and products	3,849	4	(1)	3,845	3,870	6	(3)	3,864	(0.5)%	(0.5)%
Selling, general and administrative	1,643	30	(1)	1,613	1,714	67	(3)	1,647	(4.1)%	(2.1)%
Depreciation and amortization	1,963	—		1,963	2,088	—		2,088	(6.0)%	(6.0)%
Total operating expenses	7,455	34		7,421	7,672	73		7,599	(2.8)%	(2.3)%

OPERATING INCOME	1,344	(34)		1,378	1,198	(73)		1,271	12.2%	8.4%

OTHER INCOME (EXPENSE)
Interest expense	(671)	—		(671)	(655)	—		(655)	2.4%	2.4%
Other (expense) income	24	—		24	14	—		14	71.4%	71.4%
Income tax expense	(265)	13	(2)	(278)	(222)	22	(4)	(244)	19.4%	13.9%
NET INCOME	$432	(21)		453	335	(51)		386	29.0%	17.4%
BASIC EARNINGS PER SHARE	$0.80	(0.04)		0.84	0.60	(0.09)		0.69	33.3%	21.7%
DILUTED EARNINGS PER SHARE	$0.80	(0.04)		0.84	0.60	(0.09)		0.69	33.3%	21.7%

AVERAGE SHARES OUTSTANDING
Basic	539,213			539,213	560,304			560,304	(3.8)%	(3.8)%
Diluted	540,281			540,281	561,362			561,362	(3.8)%	(3.8)%

DIVIDENDS PER COMMON SHARE	$1.08			1.08	1.08			1.08	—%	—%

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($21 million), integration costs associated with our acquisition of Qwest ($7 million) and costs associated with a large billing system integration project ($6 million).

(2) -	Income tax benefit of Item (1).
(3) -
Includes severance costs associated with reduction in force initiatives ($32 million), integration costs associated with our acquisition of Qwest ($18 million), the impairment of office buildings ($8 million) and regulatory fines associated with a 911 system outage ($15 million).

(4) -	Income tax benefit of Item (3).
*
During the second quarter of 2016, we determined that because of declines due to customer migration to other strategic products and services certain of our business low-bandwidth data services, specifically our private line (including special access) services in our business segment, are now more closely aligned with our legacy services than with our strategic services. As a result, we now reflect these operating revenues as legacy services, and we have reclassified certain prior period amounts to conform to this change. The revision resulted in a reduction of revenue from strategic services and a corresponding increase in revenue from legacy services of $818 million for the six months ended June 30, 2015.

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 30, 2016 AND DECEMBER 31, 2015
(UNAUDITED)
(Dollars in millions)
	June 30,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$191	126
Other current assets	2,600	2,524
Total current assets	2,791	2,650

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	39,763	38,785
Accumulated depreciation	(21,869)	(20,716)
Net property, plant and equipment	17,894	18,069

GOODWILL AND OTHER ASSETS
Goodwill	20,766	20,742
Other, net	5,667	6,143
Total goodwill and other assets	26,433	26,885

TOTAL ASSETS	$47,118	47,604

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$1,451	1,503
Other current liabilities	3,391	3,101
Total current liabilities	4,842	4,604

LONG-TERM DEBT	18,165	18,722
DEFERRED CREDITS AND OTHER LIABILITIES	10,126	10,218
STOCKHOLDERS' EQUITY	13,985	14,060

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$47,118	47,604

CenturyLink, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(UNAUDITED)
(Dollars in millions)

	Six months ended	Six months ended
	June 30, 2016	June 30, 2015
OPERATING ACTIVITIES
Net income	$432	335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,963	2,088
Impairment of assets	1	8
Deferred income taxes	21	53
Provision for uncollectible accounts	96	84
Share-based compensation	40	38
Changes in current assets and liabilities, net	93	(93)
Retirement benefits	(28)	(19)
Changes in other noncurrent assets and liabilities, net	(35)	(11)
Other, net	18	(2)
Net cash provided by operating activities	2,601	2,481
INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(1,264)	(1,272)
Cash paid for acquisitions	(24)	(4)
Proceeds from sale of property	11	26
Other, net	(2)	(8)
Net cash used in investing activities	(1,279)	(1,258)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	1,215	594
Payments of long-term debt	(1,464)	(506)
Net payments on credit facility and revolving line of credit	(410)	(405)
Dividends paid	(586)	(609)
Net proceeds from issuance of common stock	3	9
Repurchase of common stock and shares withheld to satisfy tax withholdings	(15)	(277)
Other, net	—	(2)
Net cash used in financing activities	(1,257)	(1,196)
Net increase in cash and cash equivalents	65	27
Cash and cash equivalents at beginning of period	126	128
Cash and cash equivalents at end of period	$191	155

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION
THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(UNAUDITED)
(Dollars in millions)

	Three months ended June 30,		Six months ended June 30,
	2016	2015 *	2016	2015 *
Total segment revenues	$4,091	4,161	8,184	8,355
Total segment expenses	2,141	2,140	4,192	4,211
Total segment income	$1,950	2,021	3,992	4,144
Total segment income margin (segment income divided by segment revenues)	47.7%	48.6%	48.8%	49.6%

Business
Revenues *
Strategic services	$1,230	1,171	2,445	2,336
Legacy services	1,244	1,344	2,518	2,737
Data integration	123	143	238	282
Total revenues	2,597	2,658	5,201	5,355
Expenses **
Total expenses	1,487	1,504	2,914	2,967

Segment income	$1,110	1,154	2,287	2,388
Segment income margin	42.7%	43.4%	44.0%	44.6%

Consumer
Revenues
Strategic services	$800	758	1,574	1,496
Legacy services	694	745	1,408	1,503
Data integration	—	—	1	1
Total revenues	1,494	1,503	2,983	3,000
Expenses **
Total expenses	654	636	1,278	1,244

Segment income	$840	867	1,705	1,756
Segment income margin	56.2%	57.7%	57.2%	58.5%

*
During the second quarter of 2016, we determined that because of declines due to customer migration to other strategic products and services certain of our business low-bandwidth data services, specifically our private line (including special access) services in our business segment, are now more closely aligned with our legacy services than with our strategic services. As a result, we now reflect these operating revenues as legacy services, and we have reclassified certain prior period amounts to conform to this change. The revision resulted in a reduction of revenue from strategic services and a corresponding increase in revenue from legacy services of $401 million and $818 million (net of $2 million and $4 million of deferred revenue included in other business legacy services) for the three and six months ended June 30, 2015, respectively.

**
During the first half of 2016, we implemented several changes with respect to the assignment of certain expenses to our reportable segments. We have recast our previously-reported segment results for the three and six months ended June 30, 2015, to conform to the current presentation. For the three months ended June 30, 2015, the segment expense recast resulted in an increase in consumer expenses of $19 million and a decrease in business expenses of $21 million. For the six months ended June 30, 2015, the segment expense recast resulted in an increase in consumer expenses of $38 million and a decrease in business expenses of $42 million.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Three months ended June 30, 2016				Three months ended June 30, 2015
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Operating cash flow and cash flow margin
	Operating income	$650	(14)	(1)	664	549	(27)	(2)	576
	Add: Depreciation and amortization	987	—		987	1,048	—		1,048
	Operating cash flow	$1,637	(14)		1,651	1,597	(27)		1,624

	Revenues	$4,398	—		4,398	4,419	—		4,419

	Operating income margin (operating income divided by revenues)	14.8%			15.1%	12.4%			13.0%

	Operating cash flow margin (operating cash flow divided by revenues)	37.2%			37.5%	36.1%			36.8%

Free cash flow
	Operating cash flow				$1,651				1,624
	Less: Capital expenditures (3)				(648)				(654)
	Less: Cash paid for interest, net of amounts capitalized				(398)				(384)
	Less: Pension and post-retirement impacts (4)				(7)				(10)
	Less: Cash paid for income taxes, net of refunds				(10)				(36)
	Add: Share-based compensation				22				20
	Add: Other income				7				12
	Free cash flow (5)				$617				572

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($7 million), integration costs associated with our acquisition of Qwest ($3 million) and costs associated with a large billing system integration project ($4 million).

(2) -	Includes severance costs associated with reduction in force initiatives ($19 million) and integration costs associated with our acquisition of Qwest ($8 million).

FREE CASH FLOW
(3) -	Excludes $5 million in second quarter 2016 and $2 million in second quarter 2015 of capital expenditures related to the integration of Qwest and Savvis.
(4) -
2016 includes net periodic pension benefit income of ($18 million), net periodic post-retirement benefit expense of $35 million and ($1 million) of benefits paid to participants of our non-qualified pension plans. Post-retirement contributions included benefits paid by company ($38 million) offset by participant contributions $14 million and direct subsidy receipts $1 million.

-
2015 includes net periodic pension benefit income of ($17 million), net periodic post-retirement benefit expense of $41 million and ($2 million) of benefits paid to participants of our non-qualified pension plans. Post-retirement contributions included benefits paid by company ($48 million) offset by participant contributions $14 million and direct subsidy receipts $2 million.

(5) -	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Six months ended June 30, 2016				Six months ended June 30, 2015
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Operating cash flow and cash flow margin
	Operating income	$1,344	(34)	(1)	1,378	1,198	(73)	(2)	1,271
	Add: Depreciation and amortization	1,963	—		1,963	2,088	—		2,088
	Operating cash flow	$3,307	(34)		3,341	3,286	(73)		3,359

	Revenues	$8,799	—		8,799	8,870	—		8,870

	Operating income margin (operating income divided by revenues)	15.3%			15.7%	13.5%			14.3%

	Operating cash flow margin (operating cash flow divided by revenues)	37.6%			38.0%	37.0%			37.9%

Free cash flow
	Operating cash flow				$3,341				3,359
	Less: Capital expenditures (3)				(1,255)				(1,267)
	Less: Cash paid for interest, net of amounts capitalized				(660)				(654)
	Less: Pension and post-retirement impacts (4)				(28)				(20)
	Less: Cash paid for income taxes, net of refunds				(21)				(41)
	Add: Share-based compensation				40				38
	Add: Other income				24				14
	Free cash flow (5)				$1,441				1,429

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($21 million), integration costs associated with our acquisition of Qwest ($7 million) and costs associated with a large billing system integration project ($6 million).

(2) -
Includes severance costs associated with reduction in force initiatives ($32 million), integration costs associated with our acquisition of Qwest ($18 million), the impairment of office buildings ($8 million) and regulatory fines associated with a 911 system outage ($15 million).

FREE CASH FLOW
(3) -	Excludes $9 million in 2016 and $5 million in 2015 of capital expenditures related to the integration of Qwest and Savvis.
(4) -
2016 includes net periodic pension benefit income of ($38 million), net periodic post-retirement benefit expense of $71 million and ($3 million) of benefits paid to participants of our non-qualified pension plans. Post-retirement contributions included benefits paid by company ($89 million) offset by participant contributions $29 million and direct subsidy receipts $2 million.

-
2015 includes net periodic pension benefit income of ($41 million), net periodic post-retirement benefit expense of $82 million and ($3 million) of benefits paid to participants of our non-qualified pension plans. Post-retirement contributions included benefits paid by company ($90 million) offset by participant contributions $29 million and direct subsidy receipts $3 million.

(5) -	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
REVENUES
(UNAUDITED)
(Dollars in millions)

		Three months ended		Six months ended
		June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Strategic services *
	Business high-bandwidth data services (1)	$753	697	1,491	1,384
	Business hosting services (2)	305	319	612	637
	Other business strategic services (3)	172	155	342	315
	Consumer broadband services (4)	682	652	1,349	1,287
	Other consumer strategic services (5)	118	106	225	209
	Total strategic services revenues	2,030	1,929	4,019	3,832

Legacy services *
	Business voice services (6)	611	648	1,233	1,318
	Business low-bandwidth data services (7)	352	403	718	822
	Other business legacy services (8)	281	293	567	597
	Consumer voice services (6)	615	675	1,249	1,363
	Other consumer legacy services (9)	79	70	159	140
	Total legacy services revenues	1,938	2,089	3,926	4,240

Data integration
	Business data integration	123	143	238	282
	Consumer data integration	—	—	1	1
	Total data integration revenues	123	143	239	283

Other revenues
	High-cost support revenue (10)	173	132	347	266
	Other revenue (11)	134	126	268	249
	Total other revenues	307	258	615	515

Total revenues		$4,398	4,419	8,799	8,870

(1)	Includes MPLS and Ethernet revenue
(2)	Includes colocation, hosting (including cloud hosting and managed hosting) and hosting area network revenue
(3)	Includes primarily broadband, VoIP, video and IT services revenue
(4)	Includes broadband and related services revenue
(5)	Includes video and other revenue
(6)	Includes local and long-distance voice revenue
(7)	Includes private line (including special access) revenue
(8)	Includes UNEs, public access, switched access and other ancillary revenue
(9)	Includes other ancillary revenue
(10)	Includes CAF Phase 1, CAF Phase 2 and federal and state USF support revenue
(11)	Includes USF surcharges
*
During the second quarter of 2016, we determined that because of declines due to customer migration to other strategic products and services certain of our business low-bandwidth data services, specifically our private line (including special access) services in our business segment, are now more closely aligned with our legacy services than with our strategic services. As a result, we now reflect these operating revenues as legacy services, and we have reclassified certain prior period amounts to conform to this change. The revision resulted in a reduction of revenue from strategic services and a corresponding increase in revenue from legacy services of $401 million and $818 million (net of $2 million and $4 million of deferred revenue included in other business legacy services) for the three and six months ended June 30, 2015, respectively. In addition, our business broadband services remain a strategic service and are now included in our other business strategic services.

CenturyLink, Inc.
HOSTING REVENUES AND OPERATING METRICS
(UNAUDITED)

	Three months ended		Six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Hosting Revenue Detail	(In millions)
Colocation	$156	156	311	312
Managed Hosting / Cloud	127	141	258	282
Hosting Area Network	22	22	43	43
Total Hosting Revenue	$305	319	612	637

		As of	As of	As of
		June 30, 2016	March 31, 2016	June 30, 2015
Hosting Data Center Metrics
Number of data centers (1)		58	59	59
Sellable square feet, million sq ft		1.55	1.57	1.57
Billed square feet, million sq ft		1.02	1.01	1.01
Utilization		66%	65%	64%

(1)
We define a data center as any facility where we market, sell and deliver colocation services, managed hosting (including cloud hosting) services, multi-tenant managed services, or any combination thereof.

		As of	As of	As of
		June 30, 2016	March 31, 2016	June 30, 2015
Operating Metrics		(In thousands)
Broadband subscribers		5,990	6,056	6,108
Access lines		11,413	11,611	12,109
Prism TV subscribers		311	302	258

	Our methodology for counting broadband subscribers, access lines and Prism TV subscribers may not be comparable to those of other companies.

CenturyLink, Inc.
SUPPLEMENTAL NON-GAAP INFORMATION - ADJUSTED DILUTED EPS
THREE MONTHS ENDED JUNE 30, 2016 AND 2015 AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(UNAUDITED)
(Dollars and shares in millions, except per share amounts)

	Three months ended				Six months ended
	June 30, 2016		June 30, 2015		June 30, 2016		June 30, 2015

Net Income	$196		143		432		335

Less Special Items:
Special items (excluding tax items)	(14)	(1)	(27)	(3)	(34)	(5)	(73)	(7)
Special income tax items and income tax effect of other special items	5	(2)	10	(4)	13	(6)	22	(8)
Total impact of special items	(9)		(17)		(21)		(51)

Net income, excluding special items	205		160		453		386

Add back certain items arising from purchase accounting:
Amortization of customer base intangibles:
Qwest	187		202		378		407
Embarq	20		24		40		49
Savvis	16		16		31		31

Amortization of trademark intangibles	—		—		—		1

Amortization of fair value adjustment of long-term debt:
Embarq	1		2		3		3
Qwest	(4)		(6)		(9)		(12)

Subtotal	220		238		443		479
Tax effect of items arising from purchasing accounting	(83)		(90)		(168)		(182)
Net adjustment, after taxes	137		148		275		297

Net income, as adjusted for above items	$342		308		728		683

Weighted average diluted shares outstanding	540.4		559.2		540.3		561.4

Diluted EPS (excluding special items)	$0.38		0.29		0.84		0.69

Adjusted diluted EPS as adjusted for the above-listed purchase accounting intangible and interest amortizations (excluding special items)	$0.63		0.55		1.35		1.22

The above non-GAAP schedule presents adjusted net income and adjusted diluted earnings per share (both excluding special items) by adding back to net income and diluted earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to our major acquisitions since mid-2009. Such presentation is not in accordance with generally accepted accounting principles but management believes the presentation is useful to analysts and investors to understand the impacts of growing our business through acquisitions.

(1)
Includes severance costs associated with recent headcount reductions ($7 million), integration costs associated with our acquisition of Qwest ($3 million) and costs associated with a large billing system integration project ($4 million).

(2)	Income tax benefit of Item (1).
(3)	Includes severance costs associated with reduction in force initiatives ($19 million) and integration costs associated with our acquisition of Qwest ($8 million).
(4)	Income tax benefit of Item (3).
(5)
Includes severance costs associated with recent headcount reductions ($21 million), integration costs associated with our acquisition of Qwest ($7 million) and costs associated with a large billing system integration project ($6 million).

(6)	Income tax benefit of Item (5).
(7)
Includes severance costs associated with reduction in force initiatives ($32 million), integration costs associated with our acquisition of Qwest ($18 million), the impairment of office buildings ($8 million) and regulatory fines associated with a 911 system outage ($15 million).

(8)	Income tax benefit of Item (7).